EX-23.1


                        CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement on Form S-3 and the combined prospectus relating to 1,683,622 common shares on Registration Statement No. 333-40714 of our report dated February 11, 2000 (with respect to Note K February 23, 2000, with respect to Note A March 15,
2000) on the financial statements of Adatom.com, Inc. as of and for the year ended December 31, 1999. We also consent to the reference to our firm under the caption "Experts."


/s/ RICHARD A. EISNER & COMPANY, LLP
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    Richard A. Eisner & Company, LLP


Florham Park, New Jersey
August 22, 2000